UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 1, 2013

AMERICAN TIRE DISTRIBUTORS

HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124878	59-3796143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12200 Herbert Wayne Court, Suite 150 Huntersville, North Carolina		28078
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 992-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2013, Jeffrey Liaw resigned from the Board of Directors (the “Board”) of Accelerate Parent Corp. (“Accelerate Parent”), the indirect parent of American Tire Distributors Holdings, Inc. (the “Company”). Mr. Liaw has served on the Accelerate Parent Board since May 2010 and has resigned to pursue other interests.

Effective January 1, 2013, the Accelerate Parent Board, pursuant to the applicable provisions of Accelerate Parent’s bylaws, elected Peter McGoohan as a director of Accelerate Parent. Mr. McGoohan is a Vice President of TPG Capital. He is focused on the firm’s industrials/manufacturing, energy and financial services investing efforts. Prior to joining TPG Capital in 2007, Mr. McGoohan was an investment banker at Goldman Sachs. Mr. McGoohan received his M.B.A. from the Stanford Graduate School of Business and is a summa cum laude graduate of Vanderbilt University. Mr. McGoohan will not receive any compensation for his service on the Accelerate Parent Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC. (Registrant)

January 3, 2013	By:	/s/ JASON T. YAUDES
		Name:	Jason T. Yaudes
		Title:	Executive Vice President and Chief Financial Officer